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                                                                       Exhibit 8


                         [ALSTON & BIRD LLP LETTERHEAD]

STEPHEN A. OPLER                                       DIRECT DIAL: 404-881-7693

                                October 29, 1999

VIA: FACSIMILE

Richard L. Easton, Esquire
Skadden, Arps, Slate, Meagher & Flom LLP
919 Third Avenue
New York, NY  10022

         RE:      RAWLINGS SPORTING GOODS COMPANY, INC. ("RAWLINGS")

Dear Rich:

         This letter is written to confirm our agreement today regarding the 15 day period of exclusivity. As we agreed, the 15 day period of exclusivity, pursuant to the Exclusivity Agreement entered into by Rawlings and Bull Run Corporation, will begin on Saturday, October 30, 1999 at 5:00 p.m. (EST) and will continue until Sunday, November 14, 1999 at 5:00 p.m. (EST).


                                           Sincerely,


                                           /s/ Stephen A. Opler
                                           ------------------------------------
                                           Stephen A. Opler


SAO:sjc
cc:  Mr. Robert S. Prather, Jr.
     Mr. Stephen W. Powell